Exhibit 99.1

Interpace Diagnostics Group Reports Fourth Quarter and Full Year 2016 Financial Results, Business Progress Against Plan and Recent Accomplishments

Revenue Grew 39%, to $13.1 Million in 2016

Raised $14 Million in Equity and Restructured Debt

Significant Cost Reductions & Enhanced Reimbursement

Conference Call Today at 4:30 p.m. ET

Parsippany, NJ, March 29, 2017-- Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, today announced financial results and business progress for the quarter and full year ended December 31, 2016 as well as recent accomplishments.

“2016 was a breakout year as we delivered strong revenue growth, significant cost reductions and right sizing as we completed our transition to a fully-integrated, commercially based molecular diagnostics company”, said Jack Stover, Interpace’s President & CEO. “ Since the latter end of December we have raised $14 million in gross equity and restructured over $9.3 million of secured debt to further strengthen our balance sheet, “ said Stover. “We are confident that we now have a strong basis as well as momentum into 2017 especially with our recent accomplishments, including New York State and AETNA approvals of ThyraMIR®, our microRNA assay, that is complementary to ThyGenX®” said Stover.

Q4 and 2016 Year End Financial Performance

●	Revenue for the three- and twelve-month periods ended December 31, 2016 was $3.1 million and $13.1 million, respectively, an increase of 22% and 39% over the prior year periods.
●	General & Administrative costs decreased for the three- and twelve-month periods ended December 31, 2016 over the prior year periods by 56% and 38% respectively
●	Sales & Marketing costs decreased for the three- and twelve-month periods ended December 31, 2016 over the prior year periods by 35% and 47% respectively.
●	Research & Development costs decreased for the three- and twelve-month periods ended December 31, 2016 over the prior year periods by 52% and 28% respectively.
●

Income (loss) from Continuing Operations for the three- and twelve-month periods ended December 31, 2016 was $6.3 million and $(8.4) million, respectively while (Loss) from Continuing Operations for the three- and twelve-month periods of the prior year was $(19.3) million and $(31.1) million, respectively.

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Net Income (Loss) for the three- and twelve-month periods ended December 31, 2016 was $6.3 million and ($8.3) million, respectively, and $4.4 million and $(11.4) for the same periods of the prior year.

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Adjusted EBITDA (in the attached schedule), which we believe is a meaningful supplemental disclosure and is indicative of how management and our Board of Directors evaluate Company performance, adjusts Income or Loss from Continuing Operations for non-cash charges such as depreciation & amortization, asset impairment, loss on extinguishment, goodwill impairment and the change in fair value of contingent consideration. Accordingly, our Adjusted EBITDA for the three-and twelve-month periods ended December 31, 2016 was $(2.9) million and $(10.5) million respectively and $(6.0) million and $(23.4) million for the same periods of the prior year.

2016 and Recent Business Highlights

Reimbursement:

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Announced that Aetna, the third largest health plan in the United States, has agreed to cover Interpace’s ThyraMIR test for all of Aetna’s 46 million members nationwide. Interpace’s ThyGenX and ThyraMIR thyroid assays are now covered for approximately 200 million patients nationwide.

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Signed an agreement with America’s Choice Provider Network (ACPN), a national provider network with over 1,700 payers to provide coverage for all of Interpace’s molecular tests including PancraGEN® for the diagnosis of pancreatic cancer from cysts and ThyGenX/ThyraMIR

●	Announced Novitas approval to cover ThyraMir for microRNA gene expression in indeterminate biopsies for thyroid cancer.
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Signed an agreement with Galaxy Health Network, a national managed care provider with over 3.5 million covered lives, to provide coverage for all of Interpace’s molecular pathology tests and services including PancraGEN, ThyraMir and ThyGenX.

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Announced that Geisinger Health Plan, which is part of one of the Nation’s largest and most innovative delivery systems in the US, has added ThyGenX and ThyraMir as covered services under their Medical Policy.

Commercial Expansion:

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In September 2016 the Company announced that the New York State Department of Health approved ThyGenX, the Company’s Next Generation Sequencing oncogene panel for indeterminate thyroid nodules, allowing Interpace to offer both ThyGenX and ThyraMiR in New York State.

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Entered into agreements with Lab Corp, a NYSE listed company which provides leading-edge medical laboratory tests and services through a national network of primary clinical laboratories and specialty testing laboratories, to now co-market ThyraMIR along with ThyGenX.

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Announced the Company’s most recent entrée in to expanding its commercial foot print internationally as a result of the adoption of the ThyGenX test by a Canadian key opinion leader in Montreal, Quebec. This is the Company's initial step in launching its Thyroid products in Canada and, if successful, plans are already in place to expand in to other Provinces and work with the Canadian Health Ministry to secure coverage of both ThyGenX and ThyraMir.

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The Company completed its initial launch of PanDNA®, a new product that stratifies patients’ risk of developing pancreatic cancer based on three specific molecular criteria. PanDNA was developed using the Company’s proprietary database of results for over 15,000 patients with pancreatic cysts.

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Entered in to an Agreement with Best Med Opinion Ltd (Best Med) of Tel Aviv, Israel, a provider of second opinion and clinical services for physicians and patients in Israel and several other countries. The Agreement designates Best Med as the exclusive provider of Interpace’s products for the country of Israel.

Clinical Evidence

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Published a new article entitled “Management of Patients With Pancreatic Cysts: Analysis of Possible False-Negative Cases of Malignancy” appearing in the Journal of Clinical Gastroenterology. The goal of the study was to examine the utility of Integrated Molecular Pathology (IMP) using Interpace Diagnostics’ PancraGEN assay in managing surveillance of pancreatic cysts based on outcomes and analysis of false negatives from a cohort of 492 patients enrolled in the National Pancreatic Cyst Registry which has outcomes data on patients for as long as 7 years.

●	Published PancraGEN clinical utility multicenter study of 492 patients published in “Diagnostic Pathology”
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Announced that the Company launched a multi-site study to provide further evidence of the Clinical Utility of the ThyGenX/ThyraMiR tests in accurately identifying malignancy or benign status in indeterminate thyroid nodules. To date, the Company has performed the combination assay on over 5,000 patients on behalf of over 200 physicians and hospitals nationwide. .

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Announced the acceptance of four posters to be presented at United States and Canadian Academy of Pathology (USCAP) meeting in March, 2017 reflecting a review of data from the Company’s extensive experience in molecular thyroid testing, including experience with over 5000 analyses of indeterminate thyroid nodules using its combined mutational (ThyGenX) and microRNA classifier (ThyraMIR) testing format.

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Announced that the Company has joined with other organizations including the American Thyroid Association, the Endocrine Society, and the NIH in a campaign that encourages readers to pay attention to the signs that often lead to the diagnosis of a disorder, like thyroid cancer.

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Announced the findings of a new study, which was published in the online edition of the Journal of Pathology entitled Molecular Classification of Thyroid Lesions by Combined Testing for miRNA Gene Expression and Somatic Gene.

●	Announced at the Annual Digestive Disease Week (DDW) conference presentation of results from over 13,000 cyst cases that have undergone the Company’s PancraGEN test.

Other Business Progress:

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Raised approximately $14 million in gross proceeds from four separate equity financings from the end of December 2016 through early February 2017, substantially improving our financial position and our ability to invest in our pipeline and product development.

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On March 23, 2017 we announced that we had entered into an agreement to restructure our $9.34 million of outstanding senior secured debt that had seven remaining quarterly repayments of $1.33 million beginning April 1, 2017 into two new secured notes acquired at 95% of face value $8.869) million) and now held by a third party, financial investor. One of the notes is convertible into shares of common stock at a price of $ 2.44 per share (“Conversion Price”). Each note bears a nominal rate of interest and, if not converted into common stock otherwise or earlier redeemed, has a balloon payment due 15 months after execution at 125% of face value. If our common stock trades above 135% of the conversion price for five consecutive trading days, we have the option to convert the convertible note into shares of our common stock at the Conversion Price. We also have the right to redeem the Notes prior to maturity at prices ranging from 115% to 125% of the principal amount of the Notes. Upon repayment or conversion of 55% of the face value of each of the notes, the liens on our assets will be lifted.

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In March 2017 the Company agreed to issue 5-year warrants for an aggregate 100,000 shares of the Company’s common stock at a exercise price of $4.69 to the former RedPath Equity Shareholders (our former secured creditors) in exchange for the termination of future royalty and milestone payments related to sales of certain of our products arising out of our acquisition of Redpath Integrated Pathology Inc. in October 2014.

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company currently has three commercialized molecular tests: PancraGEN®, for the evaluation of pancreatic cysts and assessment of risk of concomitant or subsequent cancer; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace's mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science. For more information, please visit Interpace Diagnostics’ website at www.interpacediagnostics.com

About Thyroid Nodules, ThyGenX and ThyraMIR testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX and ThyraMIR.

ThyGenX and ThyraMIR reflex testing yields high predictive value in determining the presence and absence of cancer in thyroid nodules. The combination of both tests can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer.

ThyGenX utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. ThyraMIR is the first microRNA gene expression classifier.  MicroRNAs are small, non-coding RNAs that bind to messenger RNA and regulate expression of genes involved in human cancers, including every subtype of thyroid cancer. ThyraMIR measures the expression of 10 microRNAs. Both ThyGenX and ThyraMIR are covered by both Medicare and Commercial insurers.

About Pancreatic Cysts and PancraGEN

PancraGEN is a pancreatic cyst molecular test that, by using a small sample of pancreatic cyst fluid, can aid in pancreatic cancer risk assessment. PancraGEN is 90% accurate, according to clinical studies, enabling effective risk stratification of patients. Pancreatic cancer is often difficult to diagnose in early stages and typically spreads rapidly with signs and symptoms appearing when the cancer is significantly advanced. Because of this, and that complete surgical removal of the pancreas is not possible, pancreatic cancer is considered a leading cause of cancer deaths.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company's future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company's ability to adequately finance the business, its ability to restructure its debt and other obligations, the market's acceptance of its molecular diagnostic tests, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and our ability to maintain our NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company's filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 30, 2016 as amended on April 20. 2016 and June 14, 2016, the Quarterly Report on Form 10-Q filed with the SEC on November 17, 2016, the prospectus supplements and accompanying prospectuses related to our recent public offerings that were filed with the SEC, and the Annual Report on Form 10-K relating to our year ended December 31, 2016 to be filed with the SEC on March 31, 2017. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz

Redchip

Paul@Redchip.com

INTERPACE DIAGNOSTICS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue, net	$3,122	$2,556	$13,085	$9,432
Cost of revenue	1,774	1,686	6,641	6,910
Gross Profit	1,348	870	6,444	2,522
Sales and marketing	1,276	1,971	5,462	10,358
Research and development	308	646	1,647	2,292
General and administrative	2,848	6,514	10,504	16,922
Acquisition related amortization expense	862	986	3,770	3,812
Asset impairment	-	-	3,363	-
Loss on extinguishment of debt	-	1,873	-	1,873
Goodwill impairment	-	15,666	-	15,666
Change in fair value of contingent consideration	(10,686)	(7,993)	(11,860)	(7,993)
Total operating expenses	(5,392)	19,663	12,886	42,930

Operating income (loss)	6,740	(18,793)	(6,442)	(40,408)
Interest expense	(544)	(898)	(2,144)	(3,705)
Other income (expense), net	-	(17)	14	(93)
Loss from continuing operations before tax	6,196	(19,708)	(8,572)	(44,206)
Income tax benefit	(108)	(449)	(162)	(13,136)
Income (loss) from continuing operations	6,304	(19,259)	(8,410)	(31,070)

Discontinued Operations
Income (loss) from discontinued operations	120	2,227	(886)	10,341
Gain on sale of assets	-	21,417	1,326	21,634
Income from discontinued operations	120	23,644	440	31,975
Provision for income tax on discontinued operations	143	-	362	12,261
Income from discontinued operations, net of tax	$(23)	$23,644	$78	$19,714
Net income (loss)	$6,281	$4,385	$(8,332)	$(11,356)

Basic income (loss) per share of common stock:
From continuing operations	$3.40	$(12.04)	$(4.63)	$(20.07)
From discontinued operations	(0.01)	14.79	0.04	12.74
Net Income (loss) per basic share of common stock	$3.39	$2.74	$(4.59)	$(7.34)

Diluted income (loss) per share of common stock:
From continuing operations	$3.25	$(12.04)	$(4.63)	$(20.07)
From discontinued operations	(0.01)	14.79	0.04	12.74
Net income (loss) per diluted share of common stock	$3.24	$2.74	$(4.59)	$(7.34)

Weighted average number of common shares and common share equivalents outstanding:
Basic	1,855	1,599	1,816	1,548
Diluted	1,941	1,599	1,816	1,548

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	December 31,	December 31,
	2016	2015
Cash and cash equivalents	$602	$8,310

Total current assets	4,240	19,165
Total current liabilities	16,241	23,373

Total assets	41,778	67,712
Total liabilities	35,247	54,674
Total stockholders equity	6,531	13,038

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Years Ended
	December 31,
	2016	2015
Net loss	$(8,332)	$(11,356)

Net cash used in operations	$(8,940)	$(19,842)
Net cash provided by investing activities	-	26,398
Net cash provided by (used in) financing activities	1,232	(21,357)
Change in cash and cash equivalents	(7,708)	(14,801)
Cash and equivalents, Beginning	8,310	23,111
Cash and equivalents, Ending	$602	$8,310

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, Interpace has provided certain non-GAAP financial measures to help evaluate the results of its performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Income (loss) from continuing operations	$6,304	$(19,259)	$(8,410)	$(31,070)
Depreciation and amortization- continuing operations	992	1,136	4,292	4,470
Stock-based compensation - continuing operations	23	2,138	131	3,128
Taxes	(108)	(449)	(162)	(13,136)
Interest expense	544	898	2,144	3,705
Asset impairment	-	-	3,363	-
Loss on extinguishment of debt	-	1,873	-	1,873
Goodwill impairment	-	15,666	-	15,666
Change in fair value of contingent consideration	(10,686)	(7,993)	(11,860)	(7,993)
Adjusted EBITDA	$(2,931)	$(5,990)	$(10,502)	$(23,357)

Conference Call

As previously announced, Interpace will hold a conference call Wednesday, March 29, 2017 at 4:30 PM (ET) to discuss financial and operational results for the fourth quarter and the year ended December 31, 2016. Details as follows:

Time: 4:30 PM (ET)

Dial-in numbers: toll free: 1-877-397-0272 toll/international 1-719-325-4751

Conference ID#: 6214396

Replay Dial In of the Call will be available for two weeks from 7:30 PM (ET) on March 29, 2017, until 11:59 PM ET on April 12, 2017. The number for the replay is (844) 512-2921 or (412) 317-6671 for International calls; the passcode for the replay is 6214396. The audio recording of the call will also be available on the Company’s website within 24 hours of the call.